EX-99.77I NEW SECUR

SUB-ITEM 77I:  Terms of new or amended securities

Class A Shares

Prospectus offering Class A shares of Steben Select Multi-Strategy Fund was filed with the
Securities and Exchange Commission by EDGAR on July 30, 2014 in Post-Effective
Amendment No. 5 to the Registration Statement on Form N-2, and is incorporated by reference herein.